UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

Buildablock Corp.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54491	22-3914075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

759 Square Victoria, Suite 200, Montreal, Quebec	H2Y 2J7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 946-5255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Through April 20, 2012, the Company has completed sales of an aggregate of 3,547,000 shares of its common stock, par value $0.00001 per share, at an offering price of $0.25 per share, for aggregate gross proceeds of $886,750. Aggregate commissions were $88,675. The offering was made to a small group of sophisticated investors outside the United States in reliance on Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder. In connection with the issuance, the Company issued one warrant for each share issued, for an aggregate of 3,547,000 warrants. Each warrant may be exercised at any time through August 31, 2013 at an exercise price of $0.50 per share. In addition, on April 12, 2012, the Company issued an aggregate of 480,000 shares in satisfaction of an aggregate of $120,000 owed to certain officers and principal shareholders, representing a price per share of $0.25. This issuance was made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

buildablock corp.

Date: April 26, 2012	By:	/s/ Gary Oberman
Name: Gary Oberman Title: President and Chief Executive Officer

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